UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012

Republic Airways Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road

Suite 300

Indianapolis, IN 46268

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 14, 2012, Republic Airways Holdings Inc. (the “Company”) announced that its wholly-owned subsidiary Republic Airline Inc. (“Republic”) had reached a tentative agreement with Continental Airlines, Inc. to operate 32 Q400 aircraft under the United Express brand. The eight year agreement includes the four Q400 aircraft that Republic currently operates under pro-rate service in Denver for Frontier Airlines, Inc. plus 28 additional aircraft Colgan Air is rejecting in its Chapter 11 reorganization. The agreement is contingent on completing negotiations and reaching binding agreements with aircraft lessors and maintenance providers, which is expected to occur during the second quarter of 2012. The agreement is expected become effective in the third quarter of 2012.

A copy of the Company’s press release, dated May 14, 2012, announcing the agreement is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Republic Airways Holdings Inc. dated May 14, 2012

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Timothy P. Dooley
	Name:	Timothy P. Dooley
	Title:	Senior Vice President and Chief Financial Officer

Dated: May 17, 2012

Exhibit index

Exhibit Number	Description

99.1	Press Release of Republic Airways Holdings Inc. dated May 14, 2012